Letter to Shareholders MID-YEAR 2026 Dear Fellow Shareholders, I am energized by QT Imaging’s many accomplishments so far in 2026, with impressive re- sults by most any metric. Last week’s announcement of our second quarter financial results provides the catalyst for a review of the progress we’ve made, the foundation we’re building, and the priorities guiding us through the remainder of the year. Our mission is to transform breast health for every woman by addressing fundamental limitations in today’s breast imaging pathway. Mammography can miss cancers in dense breasts and requires compression, MRI can be expensive, time-consuming and uncomfort- able, and conventional ultrasound remains operator-dependent, contributing to a frag- mented workflow that can lead to recalls, patient anxiety and attrition. QT Imaging was built to address these challenges with a differentiated, FDA-cleared, three-dimensional breast imaging platform designed to provide accurate imaging for dense breasts without radiation, compression or contrast injection. By combining a more patient-friendly experience with quantitative, operator-independent imaging and a path- way toward AI-enabled biomarkers and precision diagnostics, we believe QT Imaging has the potential to simplify the breast imaging journey and advance a more personalized approach to breast health. NOVATO, Calif., August 18, 2026 — QT Imaging Holdings, Inc. (Nasdaq: QTI) (“QT Imaging” or the “Company”), a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, today issued a mid-year 2026 letter to shareholders from its CEO, Dr. Raluca Dinu. The full text of the letter appears below. NASDAQ: QTI

Page 2 NASDAQ: QTI The first half of 2026 was a period of meaningful progress for QT Imaging. We continued to execute against the prior- ities we established at the beginning of the year, strength- ening our commercial, clinical, regulatory and operational foundation while advancing our long-term strategy. These accomplishments were achieved during a challeng- ing period for growth-stage medical technology compa- nies. While market conditions have remained difficult and investor sentiment across our sector has been subdued, we have remained focused on the areas within our control: disciplined execution, responsible capital allocation, con- tinued innovation and expanding commercial adoption. The underlying opportunity we are pursuing has not changed. Women deserve better breast imaging, and physicians increasingly need objective, quantitative in- formation to support more informed clinical decisions. At the same time, breast imaging continues to evolve toward more quantitative, data-driven and personalized approaches, creating opportunities for technologies that extend beyond conventional imaging. Against this backdrop, we entered 2026 with a clear ob- jective: to strengthen every component required to sup- port the broader adoption of the QT Imaging Platform. The progress outlined in this letter reflects steady execu- tion toward that objective and continued investment in the commercial, clinical, scientific and operational capa- bilities we believe are essential for long-term success. Every milestone we report ultimately reflects progress toward a single objective: improving breast health. More than 12,000 women have now been imaged using Breast Acoustic CT™ Imaging modality, providing growing real-world clinical experi- ence with our technology. As we continue to expand commercial adoption, generate clinical evidence and advance our quantita- tive imaging platform, we remain focused on developing tech- nology that can improve patient experience while providing phy- sicians with meaningful, objective information to support breast health management. Executing Through a Challenging Market Environment Executing Our Commercial Strategy The first half of 2026 marked another important step in our commercialization path. We generated $14.0 million in revenue, an increase of 116% over the first half of 2025, while shipping 28 Breast Acoustic CT scanners, double the number shipped during the same period last year. These results reflect continued commercial execution and growing market adoption as we expand our pres- ence across the United States and internationally. As a reminder, QT Imaging generated no revenue in 2023, $4.9 million in revenue in 2024 and $18.9 million in 2025. With our 2026 revenue guidance of approximately $39 million, we believe this trajectory demonstrates the continued strong scaling of our commercial business. $4.9 $18.9 $39.0 0 10 20 30 40 50 60 70 80 90 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 FY 2024 A FY 2025 A FY 2026 F Sh ip m en ts (# ) R ev en u e ($ M ) Yearly Revenue and Scanner Shipments Revenue ($M) Shipments (#) $14.0M H1 REVENUE 28 SCANNERS SHIPPED 12,000+ WOMEN IMAGED+116% YoY

QT IMAGING
NASDAQ: QTI

Equally important, we continued to strengthen the commercial infrastructure needed to support our next phase of growth. Under the leadership of our Chief Commercial Officer, Satrajit Misra, a seasoned medical imaging executive with three decades of industry experience, we expanded our direct U.S. commercial organization with the appointments of two experienced regional sales leaders. This expanded team strengthens our ability to engage directly with breast imaging centers, clinicians and enterprise health systems, while continuing to leverage our exclusive distribution partnership with NXC Imaging, a subsidiary of Canon Medical Systems USA. By combining established distribution infrastructure with expanded direct commercial and business development capabilities, we are building a scalable commercial model designed to deepen customer engagement, accelerate clinical adoption and installed-base growth, and support sustainable long-term revenue growth and margin expansion.

2024-2026	**2027 and Beyond**
Distributor Led	Hybrid Model
• Broad market coverage	• Direct leads strategic accounts
• Capital efficient	• Premium Economics/ Control
• Rapid deployment	• Distributor supports service and financing

Commercial strategy balances capital efficiency today with increasing control and margin expansion over time.

Expanding Our International Strategy

Internationally, we expanded our commercial infrastructure through experienced regional distribution partners with established market presence, local relationships and deep knowledge of their healthcare systems. **Our distribution partnerships with Gulf Medical in Saudi Arabia and Al Naghi Medical in the United Arab Emirates, and sales agent partnership with Re-Invent Pharma in Pakistan** provide a capital-efficient model for extending our commercial reach and supporting local market development. This partner-led approach enables QT Imaging to leverage established sales and service infrastructure while building the foundation for broader international adoption of our Breast Acoustic CT technology.

While geopolitical developments have impacted commercial activities in parts of the Gulf region, we are beginning to see encouraging signs of renewed customer engagement, supported by our regulatory authorizations and distributor relationships. Our recent regulatory authorization in Israel, following regulatory clearance in Saudi Arabia, and UAE further expands our international commercial foundation as we continue to pursue additional opportunities.

Together, these initiatives reflect the evolution of our commercialization strategy, from building market access to building commercial scale. **By combining a differentiated technology platform with an expanding commercial organization, strong distribution partnerships and growing clinical engagement,** we believe we are creating the foundation for long-term adoption of Breast Acoustic CT imaging modality and sustainable shareholder value.

As we look toward 2027, our focus shifts from establishing commercial scale to accelerating adoption, expanding our installed base and increasingly leveraging the commercial infrastructure we have built to drive sustainable growth and margin expansion.

NXC IMAGING	شركة الخليج الطبية المحدودة GULF MEDICAL CO. LTD.	شركة الناغي الطبية AL NAGHI MEDICAL	Re-invent Pharma
Under Distribution Agreement with NXC Imaging (Subsidiary of Canon Medical Systems) for U.S. market	**Under Distribution Agreement with Gulf Medical for Kingdom of Saudi Arabia (KSA) market**	**Under Distribution Agreement with Al Naghi Medical for the United Arab Emirates Territory**	**Under Sales Agent Agreement with Re-Invent Pharma for the Pakistani Market**

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QT IMAGING

NASDAQ: QTI

Strengthening Our Financial Foundation

The first half of 2026 was marked by several important milestones that strengthened both our financial position and our presence in the capital markets. During the second quarter, we successfully **completed a $10 million underwritten public offering and extended the maturity of our senior secured term loan by two years,** to March 31, 2029. Together, these actions enhanced our financial flexibility and reinforced our ability to execute our commercial, clinical and operational priorities while maintaining a disciplined approach to capital allocation.

Equally important, we strengthened our position in the public markets. **Earlier this year, QT Imaging returned to the Nasdaq Capital Market,** an important milestone that reflects the progress we have made in building the Company. **We were also added to the Russell Microcap® Index,** increasing our visibility within the institutional investment community and broadening awareness of QT Imaging among index-tracking funds and investors. Together, these milestones enhance our capital markets profile as we continue to execute our long-term growth strategy.

As of August 7, 2026, we had approximately $14.2 million in cash and restricted cash, providing additional financial flexibility to execute our commercial, clinical and operational priorities. Together, these actions strengthened our balance sheet and our ability to invest in the next phase of growth while maintaining a disciplined approach to capital allocation.

We achieved these milestones during a challenging capital markets environment for growth-stage medical technology companies. By strengthening our balance sheet and expanding our presence in the public markets, we believe we are well positioned to invest in the initiatives that will create long-term value, including commercial expansion, clinical evidence generation, manufacturing scale, product innovation and the continued development of our quantitative breast imaging platform. Our objective remains to deploy capital thoughtfully, invest with discipline and build sustainable value for our shareholders.

Expanding Our Regulatory and Quality Foundation

We secured two FDA clearances that expanded the capabilities of the Breast Acoustic CT system, including an enhanced scanner configuration that improves posterior breast imaging coverage and software functionality supporting volumetric measurements for lesion doubling-time assessment. These enhancements reinforce QT Imaging's strategy of continuously expanding the platform through innovation in both hardware and software.

In July, we successfully **completed our first routine FDA inspection with zero Form 483 observations.** This is a truly meaningful accomplishment for our company. The inspection reviewed our quality management system and related processes. This outcome reflects the maturity of our quality systems, the preparation of our team, and our commitment to maintaining rigorous regulatory and quality standards as we scale.

During the first half of 2026, we achieved important regulatory milestones that expanded the international availability of Breast Acoustic CT. **We received regulatory clearance in Saudi Arabia and United Arab Emirates, and AMAR authorization from the Israeli Ministry of Health,** further strengthening our presence across key international markets. These approvals reflect the growing recognition of our technology and establish a strong regulatory foundation for commercial expansion in the Gulf region and beyond.



Saudi Arabia
Regulatory Authorization
+ Gulf Medical



UAE
Regulatory Authorization
+ Al Naghi Medical



Israel
Regulatory
Authorization



Europe
CE Mark to
Address Next

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QT IMAGING NASDAQ: QTI

Generating Clinical Evidence and Quantitative Differentiation

Clinical evidence is essential to physician adoption, payer engagement, and the development of quantitative imaging biomarkers. Over the past few months, we continued to advance several complementary evidence programs.

- **Mayo Clinic Study:**
  A prospective feasibility study evaluated QTscan in a supplemental imaging setting for 26 women at high lifetime risk of breast cancer. The study reported concordance between QTscan and MRI across 52 breasts and the identification by QTscan of all lesions considered suspicious on MRI. These pilot findings support the rationale for the second study to start in the next few months.

- **Sunnybrook Breast Cancer Program:**
  An ongoing 100-patient clinical study is evaluating QTscan vs MRI to determine comparatively the sensitivity and specificity. Additionally, under our existing NIH contract, a clinical study evaluates advanced quantitative ultrasound findings in relation to treatment response in women receiving neoadjuvant chemotherapy. This work is intended to assess the potential role of quantitative imaging in monitoring response earlier in the treatment course.

Establishing the foundation for quantitative breast imaging: During the first half of the year, we generated important scientific evidence demonstrating the reproducibility of Breast Acoustic CT's quantitative imaging biomarkers through a multi-site repeatability and reproducibility study. By **achieving less than 1% variability in Speed of Sound measurements across scanners, we demonstrated the consistency required for objective longitudinal monitoring and precision breast imaging.** These results represent an important milestone in advancing breast imaging beyond visualization toward quantitative, data-driven clinical assessment.

QT Imaging is also advancing a **planned clinical study in collaboration with Rambam Health Care Campus in Israel**, one of the country's leading academic medical centers. The study is expected to **evaluate Breast Acoustic CT image modality in women with hereditary risk for breast cancer, a population for whom effective longitudinal imaging is particularly important.** The collaboration provides an opportunity to evaluate our radiation-free, compression-free, quantitative 3D imaging technology in a clinically important high-risk population and to generate additional evidence supporting its potential role in personalized breast health management.

We are also advancing a prospective clinical study with Dr. Barry Roseman to evaluate our image modality in the diagnostic breast imaging pathway. The study will compare QTscan with established breast imaging modalities and, where available, pathology, with the goal of generating real-world clinical evidence supporting the diagnostic performance and broader adoption of our technology.

Together, these programs are building a complementary body of evidence across diagnostic performance, high-risk populations, quantitative reproducibility and treatment-response monitoring—supporting our broader objective of establishing Breast Acoustic CT imaging modality as a clinically validated, quantitative breast imaging platform.

Establishing the Path to U.S. Reimbursement & Adoption

A critical milestone during the first half of 2026 was the American Medical Association's approval of **a Category III CPT® code for 3D quantitative transmission volumetric ultrasound tomography of the breast.** The code was released on July 1, 2026, and becomes effective January 1, 2027.

This dedicated code formally recognizes our service as distinct and provides a standardized mechanism for reporting, utilization tracking, and data collection. Importantly, the code creates the necessary framework to build clinical and health-economic evidence that can support future coverage decisions.

As such, our reimbursement work is closely linked to our clinical strategy. We are engaging physicians, health systems, professional societies, and payers while expanding the evidence base needed to demonstrate where the QT Imaging Platform can deliver clinically meaningful information and value within breast health workflows. This is a multi-step process, but the CPT code represents a necessary and important step toward broader U.S. adoption.

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QT IMAGING

NASDAQ: QTI

Our Platform Approach

Innovation remains central to our strategy. The QT Imaging Breast Acoustic CT scanner generates true three-dimensional images and quantitative information about breast tissue without ionizing radiation or compression. During the first half of the year, we continued to improve the platform across hardware, image reconstruction, visualization, workflow, cloud connectivity, and AI-enabled analysis.

Our collaboration with Olea Medical supports an advanced multi-modality viewing environment for QT Imaging data, including longitudinal review and comparisons with other breast imaging modalities. Our collaboration with Intelerad provides the secure cloud and PACS infrastructure needed for image management, clinical and research connectivity, and enterprise deployment of QT Imaging Precision Pathway.

We are also continuing development of automated segmentation, tissue characterization, quantitative analysis, and AI-enabled workflow tools. These capabilities remain subject to appropriate development, validation, and regulatory pathways. Our objective is to preserve the long-term relevance of the installed scanner base while expanding the clinical and economic value of the QT Imaging Platform through software, analytics, and quantitative biomarkers.


Cloud SaaS Platform
QT IMAGING
intelerad
Olea medical
Radiology
Referring MD

Business Model:

- Hardware sale (scanner): upfront revenue
- SaaS platform: recurring revenue
- AI diagnostic layer: higher margin

Hardware gets us in the door. Software builds the company.

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QT IMAGING NASDAQ: QTI

Strengthening Our Clinical and Scientific Leadership

We continued to strengthen clinical expertise supporting the adoption of Breast Acoustic CT imaging modality through our Clinical Advisory Board. Dr. Mary W. Yamashita, Section Chief of Breast Imaging at USC's Keck School of Medicine, brings deep expertise in breast imaging and clinical research and advises us on clinical interpretation standards, structured reporting and physician training. **Dr. Barry Roseman, a fellowship-trained surgical oncologist and breast surgeon, completed his surgical residency at UCSF and his surgical oncology fellowship at MD Anderson Cancer Center** and brings more than 25 years of experience in breast cancer diagnosis and care. **Dr. John Tentinger, a Mayo Clinic-trained, board-certified radiologist, founder of Innovative Radiology and an early adopter of Breast Acoustic CT scanner**, brings hands-on experience integrating technology into clinical practice. Together, their complementary expertise across breast imaging, breast surgery and clinical practice is helping strengthen physician education, clinical implementation and broader adoption of our technology.

We also strengthened our scientific leadership with the appointment of **Dr. Julia Albright as Chief Science Officer**. Dr. Albright brings more than three decades of leadership experience across medical imaging, healthcare technology, artificial intelligence and enterprise software. In this role, she is helping align our scientific strategy, product innovation, engineering and clinical programs as we advance the QT Imaging Platform.



Mary W. Yamashita, MD

USC KECK SCHOOL OF MEDICINE BREAST IMAGING

Section Chief of Breast Imaging at USC's Keck School of Medicine, bringing deep expertise in breast imaging and clinical research. Advises on clinical interpretation standards, structured reporting and physician training.



John Tentinger, MD

MAYO CLINIC-TRAINED

CLINICAL ADOPTION / RADIOLOGY

Board-certified radiologist, founder of Innovative Radiology and an early adopter of Breast Acoustic CT, bringing hands-on experience integrating the technology into clinical practice.



Barry Roseman, MD, FACS

UCSF / MD ANDERSON BREAST SURGICAL ONCOLOGY

Fellowship-trained surgical oncologist and breast surgeon. Completed his surgical residency at UCSF and surgical oncology fellowship at MD Anderson, bringing 25+ years of experience in breast cancer diagnosis and care.



Julia Albright, PhD

CHIEF SCIENCE OFFICER

Brings more than three decades of leadership experience across medical imaging, healthcare technology, artificial intelligence and enterprise software, helping align scientific strategy, product innovation and clinical programs.

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QT IMAGING
NASDAQ: **QTI**



PETALUMA, CALIFORNIA

Expanding Manufacturing Capacity and Operational Readiness

During the second quarter, we entered into an agreement to relocate our headquarters and manufacturing operations to a new 22,000-square-foot facility in Petaluma, California, providing more than 2.5 times our current operational space while reducing lease cost per square foot by approximately 55%. The expanded facility represents an important investment in our next phase of commercial scale, providing increased manufacturing capacity, greater operating efficiency and the infrastructure needed to support a growing installed base and future production requirements. Importantly, we are expanding this capacity from a strong quality foundation, having successfully completed our first routine FDA inspection with zero Form 483 observations. Together, these investments in capacity, efficiency and quality position us to scale our operations with discipline as commercial demand grows.

22,000
SQ. FT. NEW HEADQUARTERS & MANUFACTURING FACILITY

2.5X
INCREASE IN OPERATIONAL SPACE

~55%
LOWER LEASE COST PER SQUARE FOOT

- Expanded manufacturing capacity while improving operating efficiency
  - 22,000-square-foot headquarters and manufacturing facility
  - The expanded facility provides more than 2.5x the operational space of the current location while reducing lease cost per square foot by approximately 55%
- Successfully completed the Company's first routine FDA inspection
  - The inspection concluded with zero Form 483 observations, reflecting the strength of the Company's Quality Management System and its focus on quality, compliance and manufacturing readiness

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QT IMAGING NASDAQ: QTI

Increasing Awareness of Patient-Centered Breast Imaging

Creating a new category in breast imaging requires awareness among women, physicians, health systems, and policymakers. As part of our commitment to grass-roots initiatives focused on breast health, I participated in two prestigious events hosted by The Shift. First was their inaugural Shiftmakers Gala celebrating women driving change, held at Harvard University in April and featuring actress and breast cancer survivor Olivia Munn. Then in June, I presented the Shiftmaker Award to tennis legend and two-time cancer survivor Martina Navratilova at the Sports Shiftmaker Awards ceremony during Wimbledon week in London.

Through subsequent media coverage and social media posts, these events helped elevate the discussion around patient-centered imaging and the need for breast health technologies that can complement current approaches. We intend to keep awareness initiatives closely connected to our clinical, reimbursement, and commercial objectives.

MULTI GENERATIONAL REACH

- QTI is engaging with The Shift, a media platform reaching women across generations
- At Wimbledon and Harvard forums, Dr. Dinu joined leaders spotlighting breast density awareness
- The throughline: giving women greater choice in their screening journey

ADVOCACY IN ACTION

- Presented the inaugural Shiftmaker Award to tennis legend and cancer survivor Martina Navratilova
- Olivia Munn's public story drove a 4,000% spike in risk-assessment testing

Martina Navratilova was awarded this year's Legacy Sports Shiftmaker.

The award was presented by Dr. Raluca Dinu


THE


THE
OLIVIA MUNN

Dr. Dinu was joined by tennis legend and cancer survivor Martina Navratilova , biotech investor Kriti Lall and award-winning journalist Soph Fei.


THE

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Page 10 NASDAQ: QTI 01 Accelerate commercial adoption by expanding our installed base through our integrated commercial strategy, combining established distribution partnerships with growing direct commercial, clinical and business develop- ment capabilities. 02 Strengthen the clinical and scientific foundation of Breast Acoustic CT imaging modality by expanding clini- cal evidence, advancing quantitative imaging biomarkers and deepening collaborations with leading academic and clinical institutions. 03 Expand global market access by advancing reimbursement in the United States, pursuing additional regulatory authorizations and commercial opportunities internationally, and supporting adoption across existing and new markets. 04 Advance the QT Imaging platform through continued innovation in image reconstruction, quantitative imaging, the QT Imaging Precision Pathway™ cloud platform and future AI-enabled clinical applications, supported by rigorous clinical validation and regulatory execution. 05 Scale the business with operational excellence by maintaining disciplined capital allocation while continuing to strengthen our manufacturing capacity, quality systems, operational infrastructure and organizational capabili- ties to support long-term growth. Priorities for the Second Half of 2026 Our priorities for the remainder of 2026 are to: Our Long-Term Opportunity Is Strengthening The underlying clinical and technological trends sup- porting our strategy continue to advance. National breast-density notification requirements have increased awareness of breast density, its association with breast cancer risk, and its effect on mammography sensitivity. This is elevating the discussion of supplemental imaging and more personalized breast health management. At the same time, medical imaging is moving toward more objective, quantitative, and longitudinal assess- ment. Cloud infrastructure and AI are increasingly being used to improve workflow and extract additional infor- mation from imaging data, while precision oncology is creating demand for reproducible biomarkers that may help characterize tissue and assess treatment response. QT Imaging is firmly established at the intersection of these trends. The QT Imaging Breast Acoustic CT scan- ner provides a differentiated imaging foundation, and QT Imaging Precision Pathway is being developed to extend that foundation through secure data manage- ment, collaboration, quantitative analysis, and future software applications.

Page 11 NASDAQ: QTI When we entered 2026, QT Imaging had an innovative FDA-cleared breast imaging technology and a clear vision for its future. Today, we are a stronger company. We have more than doubled revenue, strengthened our balance sheet, expanded our commercial organization, advanced reimbursement and regulatory path- ways, generated important scientific evidence supporting our quantitative imaging platform, and invested in the manufacturing and operational infrastructure needed to support long-term growth. While we recognize that building a new category in breast imaging takes time, we believe we have made meaningful progress in establishing the commercial, clinical and operational foundation for sustainable growth. Our vision extends beyond introducing another breast imaging system. We are building a quantitative breast imaging platform that integrates advanced hardware, software, cloud infrastructure and, over time, AI-enabled clinical applications. We believe this platform has the potential to redefine how breast health is assessed by providing physicians with objective, reproducible and quantitative information to complement today’s imaging standards. As we look at the second half of 2026, and towards 2027 our priorities remain clear: accelerate commercial adoption, continue expanding our clinical and scientific evidence, broaden our regulatory and commercial presence globally, and execute with the operational discipline required to build a successful, enduring medi- cal technology company. Thank you for your continued confidence and support. We remain deeply committed to our mission of im- proving breast health through innovation and look forward to sharing our continued progress as we execute our strategy and create long-term value for patients, providers and shareholders. Sincerely, Raluca Dinu, Ph.D CHIEF EXECUTIVE OFFICER QT IMAGING HOLDINGS, INC. AUGUST 18, 2026

QT IMAGING NASDAQ: QTI

About & Disclosures

About QT Imaging

QT Imaging Holdings, Inc. (Nasdaq: QTI) is a medical device company engaged in the research, development, and commercialization of innovative imaging systems that use low-frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient's experience. For more information on QT Imaging Holdings, Inc., please visit the Company's website at www.qtimaging.com and follow us on LinkedIn.

Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding QT Imaging's quality and regulatory compliance and its ability to scale manufacturing, expand commercialization globally, and support a growing customer base, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging's industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and "bring to market" plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company's reports and other documents filed with the SEC, including under the heading "Risk Factors." If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor & Media Contact

Tirth Patel
CORE IR
Investors • ir@qtimaging.com • +1 (386) 295-2215

Matthew Cossel
CORE IR
Media • pr@qtimaging.com • +1 (212) 655-0924

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